EXHIBIT 10.26



                               ADVISORY AGREEMENT

         Agreement made and entered into as of the 25th day of January, 2000, by and between IFS INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware with offices at Rensselaer Technology Park, 300 Jordan Road, Troy, NY 12180 (the "Company"), and COMMONWEALTH ASSOCIATES L.P., a New York limited partnership having offices at 830 Third Avenue, New York, New York 10022 (the "Advisor").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Company desires to retain the Advisor and the Advisor desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

          1. Retention. The Company hereby retains the Advisor to perform certain strategic advisory services related to corporate finance and other financial service matters, and the Advisor hereby accepts such retention. In this regard, Advisor shall devote such business time and attention to matters as it deems necessary, and the performance of the Advisor's services hereunder shall be conditioned upon the availability of its employees at any particular time.

          2. Term. The Advisor's retention hereunder shall be for a term of 4 months commencing on the date first above written (the "Term"), renewable at the mutual discretion of the Company and the Advisor.

          3.       Compensation.
                  ------------

               (a) As compensation for the services to be rendered hereunder, the Advisor shall receive a fee of $10,000 upon the execution of this Agreement, as an advance against the expenses as described in section 3 (b), and an additional monthly retainer fee of $7,500 payable at the beginning of each month following the execution of this Agreement.

               (b) The Company shall pay such reasonable expenses as shall be incurred by the officers and employees of the Advisor in connection with the discharge of its duties hereunder, including travel and entertainment, but not including expenses relating to the Advisor's office operations, not to exceed $35,000, unless formerly agreed to by the Company; such payment to be made upon presentation by the Advisor of the details of, and vouchers for, such expenses.

               (c) The Advisor shall receive seven-year warrants to purchase 850,000 shares of the Company's Common Stock (250,000 at $2.00 per share, 350,000 at $2.50 per share and 250,000 at $3.50 per share) upon signing of this Agreement, based on a current capitalization of approximately 9,433,412 common shares fully diluted outstanding. The warrants shall be issued in the names and denominations requested by the Advisor.

          4. Future Transactions. The Company agrees that the Advisor may act as a finder or financial consultant for the Company. The Company hereby agrees that in the event that the Advisor, or a disclosed agent, representative or other designee of the Advisor, shall either identify or introduce any person or entity to the Company which consummates a Covered Transaction with the Company or the Advisor assists the Company in evaluating a Covered Transaction, then the Company shall pay to the Advisor a fee of 5% of the Total Consideration in a transaction described in sections (i) and (iii) below, and 10% of the Total Consideration paid in a transaction as described in section (ii) below, plus warrants to purchase 20% of any securities issued in such transaction at the same price and terms of such transaction. A Covered Transaction shall include: (i) any sale or acquisition of more than 20% of the assets of any company; (ii) any sale of debt or equity securities of the Company or other corporate finance transaction; and (iii) any merger, joint venture or other business combination. Provided however, if such Covered Transaction is with Key
     Corporation, Sykes Enterprises, ACI/TSAI, Synaps or Euronet/Arksys, then the Advisor shall be entitled to receive a fee equal to 2% of the Total Consideration.

     For purposes of this Agreement, "Total Consideration" shall mean the total value of all cash, securities, or other property paid at the closing of a Covered Transaction (or to be paid in the future) either to the Company or its shareholders or by the Company and its shareholders with respect to such Covered Transaction, including, without limitation, consideration paid in respect of (i) the assets of the acquired company, (ii) the capital stock of the acquired company (and any securities convertible into options, warrants or other rights to acquire such capital stock) and (iii) the assumption, directly or indirectly (by operation of law or otherwise), of any long-term liabilities of the acquired company or repayment of indebtedness, including without limitation, indebtedness secured by the assets of the acquired company. In the event a Covered Transaction is consummated in one or more steps, including without limitation, any additional consideration paid or to be paid in any subsequent step as set forth above, such additional consideration shall be included in the definition of "Total Consideration".

          5. Liability and Indemnification.
             -----------------------------

               (a) The Advisor shall not be subject to liability to the Company or to any officer, director, employee, shareholder, affiliate or creditor of the Company by virtue of any act or omission in the course of or connected with the rendering or providing of advisory services hereunder, except for acts of willful misconduct, bad faith or gross negligence by the Advisor.

               (b) Subject to the provisions of Section 3(b) of this Agreement, the Company hereby agrees to defend, indemnify and hold harmless the Advisor from and against any and all costs, expenses, and liabilities (including reasonable attorneys' fees) arising from services rendered by the Advisor pursuant to or in connection with this Agreement, except for acts of willful misconduct, bad faith or gross negligence by the Advisor.

          6. Termination. The Company may not terminate this Agreement before 4 months after the execution of this Agreement. Thereafter, the Company may terminate this Agreement upon three days prior written notice to the Advisor; provided, however, that notwithstanding any such termination, the Advisor will be entitled to its full fee under Section 3 and 4 hereof in the event that at any time prior to the expiration of 18 months after such termination, a Covered Transaction is consummated with any party either identified by the Advisor or introduced to the Company by the Advisor or who engaged in any discussions with the Advisor or who the Advisor has assisted the Company in evaluating during the term of this Agreement.

          7. Notices. Any notices hereunder shall be sent to the Company and the Advisor at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Any party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

          8. Governing Law. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to provisions regarding choice of laws.

          9. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties with respect to the subject matter hereof.

          10. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

          11. Press Release. The Company shall not issue any press release or other information which pertains to or references to the Advisor without the prior written consent of the Advisor.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                COMMONWEALTH ASSOCIATES L.P.

                By:   Commonwealth Associates Management Corp., its
                      general partner


                By:
                      Name:
                      Title:


                IFS International, Inc.

                By:
                      Name:
                      Title: